LETTER AGREEMENT

Russell Investment Management Company

1301 Second Avenue

18th Floor

Seattle, WA 98101

Re:	Amended and Restated Management Agreement

This Letter Agreement relates to the Amended and Restated Management Agreement between Russell Exchange Traded Funds Trust (“RET”) and Russell Investment Management Company (“RIMCo”) dated May 10, 2011, as amended (the “Management Agreement”). RET advises you that it has liquidated each of the funds listed in Appendix A (the “Passively-Managed Funds”) and that RET desires to remove the Passively-Managed Funds from the Management Agreement as of the date of the liquidation of the funds.

Please indicate your acceptance to remove the Passively-Managed Funds from the Management Agreement by executing this letter agreement and returning it to the undersigned.

Sincerely,

RUSSELL EXCHANGE TRADED FUNDS TRUST

By:	/s/ Sandra Cavanaugh
Sandra Cavanaugh
President and Chief Executive Officer

Accepted this 1st day of November 2012.

RUSSELL INVESTMENT MANAGEMENT COMPANY

By:	/s/ Peter Gunning
Peter Gunning
President and Chief Executive Officer

FRANK RUSSELL COMPANY

By:	/s/ Len Brennan
Len Brennan
Chief Executive Officer

APPENDIX A

Russell Aggressive Growth ETF

Russell Consistent Growth ETF

Russell Growth at a Reasonable Price ETF

Russell Equity Income ETF

Russell Low P/E ETF

Russell Contrarian ETF

Russell 1000 Low Beta ETF

Russell 1000 High Beta ETF

Russell 1000 Low Volatility ETF

Russell 1000 High Volatility ETF

Russell 1000 High Momentum ETF

Russell 2000 Low Beta ETF

Russell 2000 High Beta ETF

Russell 2000 Low Volatility ETF

Russell 2000 High Volatility ETF

Russell 2000 High Momentum ETF

Russell Small & Mid Cap Defensive Value ETF

Russell Small Cap Defensive Value ETF

Russell Small Cap Aggressive Growth ETF

Russell Small Cap Consistent Growth ETF

Russell Small Cap Low P/E ETF

Russell Small Cap Contrarian ETF

Russell Developed ex-U.S. Low Beta ETF

Russell Developed ex-U.S. High Beta ETF

Russell Developed ex-U.S. Low Volatility ETF

Russell Developed ex-U.S. High Volatility ETF

Russell Developed ex-U.S. High Momentum ETF

Russell High Dividend Yield ETF

Russell Small Cap High Dividend Yield ETF

Russell International High Dividend Yield ETF